UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.
LIFEPOINT HOSPITALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April 5, 2006
Dear Stockholders:
          You are cordially invited to attend the 2006 Annual Meeting of Stockholders of LifePoint Hospitals, Inc., which is to be held on Monday, May 8, 2006 at 3:00 p.m. local time at 511 Union Street, Suite 2700, Nashville, Tennessee 37219. The following pages contain the formal notice of the Annual Meeting and the Company’s Proxy Statement which describe the specific business to be considered and voted upon at the Annual Meeting.
          The Annual Meeting will be simultaneously broadcast over the Internet. The listen-only web-simulcast of the Annual Meeting will be available on the “Investor Information-News Releases” section of the Company’s website, www.lifepointhospitals2.com, and will be available for replay for 30 days after the Annual Meeting.
          It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend in person, the Company would greatly appreciate your efforts to return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.
          We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Kenneth C. Donahey

KENNETH C. DONAHEY
Chairman of the Board, Chief Executive Officer and President
YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN AND DATE THE
ENCLOSED PROXY CARD AND RETURN IT PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

LIFEPOINT HOSPITALS, INC.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Monday, May 8, 2006

To the Stockholders of LifePoint Hospitals, Inc.:	April 5, 2006
          Notice is hereby given that the 2006 Annual Meeting of Stockholders of LifePoint Hospitals, Inc. (the “Company”) will be held on Monday, May 8, 2006 at 3:00 p.m. local time at 511 Union Street, Suite 2700, Nashville, Tennessee 37219 (the “Annual Meeting”) for the following purposes:
(1)	To elect three nominees as Class I directors of the Company;

(2)	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
          Only stockholders of record at the close of business on March 17, 2006 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
          The enclosed Proxy Statement contains more information regarding matters to be voted on at the Annual Meeting. Please read the Proxy Statement carefully.

By Order of the Board of Directors,

/s/ William F. Carpenter III

WILLIAM F. CARPENTER III Secretary
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY SHOULD YOU WISH TO VOTE IN PERSON.

LIFEPOINT HOSPITALS, INC.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027

PROXY STATEMENT

Annual Meeting of Stockholders
to be held on May 8, 2006

INTRODUCTION
          This Proxy Statement is furnished to the holders of common stock (“Common Stock”) of LifePoint Hospitals, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2006 Annual Meeting of Stockholders of the Company to be held on Monday, May 8, 2006 at 3:00 p.m. local time at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, and at any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy are first being mailed on or about April 5, 2006.
Record Date and Voting by Proxy
          Only the holders of Common Stock of record at the close of business on March 17, 2006 will be entitled to vote at the Annual Meeting. On such date, 55,492,025 shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote per share held of record on the record date.
          All shares of Common Stock represented at the Annual Meeting by properly completed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in the following manner:
(1)	FOR the election of the nominees as Class I directors of the Company; and

(2)	FOR ratification of the selection of Ernst & Young LLP as independent registered public accounting firm of the Company.
          Any stockholder voting by proxy may revoke the proxy at any time before it is exercised by doing any one of the following: (i) delivering a written notice of the revocation to the Secretary of the Company at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027 prior to the Annual Meeting; (ii) submitting a valid proxy with a later date; or (iii) attending the Annual Meeting and voting in person by written ballot.
Quorum and Voting Requirements
          A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting, by the officer of the Company presiding over the Annual Meeting, or by the Board of Directors.
          Directors shall be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting, if a quorum is present. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting but will not have the effect of voting in opposition to a director.
          All matters other than the election of directors shall be determined based upon the vote specified in the description of the respective proposal. Abstentions will have the effect of a vote against such proposals. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares may not be voted on that matter and will not be counted in determining the number of shares necessary for approval.
Expenses and Solicitation
          The Company will pay all expenses of the Annual Meeting, including the cost of soliciting proxies. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons’ reasonable expenses in forwarding the proxy materials to their principals.
Annual Report to Stockholders
          A copy of the Company’s 2005 Annual Report to Stockholders is enclosed. Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the United States Securities and Exchange Commission (the “SEC”). Requests should be directed to LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, Attention: Investor Relations, (615) 372-8500. The Company’s 2005 Annual Report to Stockholders and Form 10-K for the year ended December 31, 2005 are also available on the “Investor Information – SEC Filings” section of the Company’s website at www.lifepointhospitals2.com. The Company’s Annual Report to Stockholders and Form 10-K are not proxy soliciting materials.
Code of Conduct, Code of Ethics and Corporate Governance
          The Company’s Code of Conduct provides guidance to all employees and assists in carrying out the Company’s daily activities with appropriate ethical and legal standards. The Code of Conduct governs all of the Company’s employees, including the Company’s Chief Executive Officer and senior financial officers. The Company has taken a number of additional steps to promote and protect the interests of stockholders. In light of the requirement contained in the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) that each public company disclose whether it has adopted a code of ethics for senior financial officers, the Company’s Board of Directors adopted the Code of Ethics for Senior Financial Officers and the Chief Executive Officer (the “Code of Ethics”). The Company’s Code of Ethics specifically addresses the unique role of these officers in corporate governance. The Code of Ethics incorporates principles to which these officers are expected to adhere and which they are expected to advocate. Many of the topics covered in the Code of Ethics are also addressed in the Company’s Code of Conduct, and each of the officers subject to the Code of Ethics is subject to, and has agreed to abide by, the Code of Conduct.
          The Company takes its corporate governance responsibilities very seriously and has adopted Corporate Governance Standards for the Company and appointed a Corporate Governance Officer. The Company has published the Corporate Governance Standards in the “Corporate Governance” section of the Company’s website at www.lifepointhospitals2.com. In addition, the Company has published its Code of Conduct, Code of Ethics and Board committee charters on its website. As discussed in this Proxy Statement, the Company’s Corporate Governance and Nominating Committee regularly reviews corporate governance developments and adopts appropriate practices as warranted.

PROPOSAL 1: ELECTION OF DIRECTORS
          The Company’s amended and restated certificate of incorporation provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. In evaluating and determining whether to nominate a candidate who is recommended for a position on the Board of Directors, the Corporate Governance and Nominating Committee considers the criteria outlined in the Company’s Corporate Governance Standards, which include the highest professional ethics, integrity and values and a commitment to representing the long-term interests of the stockholders of the Company. Nominees must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Further, nominees should know how to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company. A nominee who also serves as a senior officer of a company or in an equivalent position should not serve on more than two boards of public companies in addition to the Company and other nominees should not serve on more than four other boards of public companies in addition to the Company. The Corporate Governance and Nominating Committee will consider nominations by stockholders of the Company that comply with the provisions of the Amended and Restated By-laws of the Company (the “By-laws”), as outlined in the section entitled “General Information – Stockholder Nominations and Proposals” in this Proxy Statement.
          The Corporate Governance and Nominating Committee regularly assesses the size of the Board of Directors, whether any vacancies are expected because of retirement or otherwise, and the need for particular expertise on the Board of Directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee from current Board members, stockholders, professional search firms (upon request), management or others. The Corporate Governance and Nominating Committee reviews all candidates in the same manner regardless of the source of the recommendation. This assessment includes a review of the nominee’s judgment, experience, independence, understanding of the Company’s business or related industries, and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent in light of the current needs of the Board of Directors. Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board of Directors for an extended period of time. The Board of Directors believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The Corporate Governance and Nominating Committee selects qualified nominees and proposes its recommendations to the Board of Directors.
          The Corporate Governance and Nominating Committee conducted an annual evaluation of the Board, its committees and the directors in order to evaluate their performance prior to recommending any nominees to the Board for additional terms as directors. Upon the recommendation of the Corporate Governance and Nominating Committee, which consists entirely of independent directors, the Board of Directors has nominated the three individuals named below under the caption “Nominees for Election” for election as directors to serve until the Annual Meeting of Stockholders in 2009 or until their successors have been elected and qualified.
Required Vote
          Directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at the Annual Meeting, if a quorum is present. The Company’s amended and restated certificate of incorporation does not provide for cumulative voting and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, an event not now anticipated, shares covered by a proxy will be voted for a substitute nominee recommended by the Corporate Governance and Nominating Committee and selected by the current Board of Directors.

Nominees for Election
CLASS I DIRECTORS – TERM WILL EXPIRE IN 2009
Ricki Tigert Helfer
Age — 61
Director since May 1999
          Ricki Tigert Helfer currently serves as Chair of the Company’s Corporate Governance and Nominating Committee. Since June 1997, Ms. Helfer has been an independent consultant on financial regulatory issues and banking system reform in emerging market countries with Financial Regulation and Reform International. Prior to that time, Ms. Helfer held several positions including Governor of the Philadelphia Stock Exchange and Chairman of its audit committee; Chairman of the Board of Directors and Chief Executive Officer of the Federal Deposit Insurance Corporation; and partner in the law firm of Gibson, Dunn & Crutcher. Ms. Helfer is a member of the Board of Directors of American Express Bank, a wholly owned subsidiary of the American Express Company. Ms. Helfer also serves as Vice-Chair of the Board of Directors of the Women’s Housing and Economic Development Corporation and as a member of the Board of Directors for the Citizens Committee for Children of New York City.
John E. Maupin, Jr., D.D.S.
Age — 59
Director since May 1999
          John E. Maupin, Jr., D.D.S. has served as the President of Meharry Medical College since July 1994 and will begin serving as President of Morehouse School of Medicine, effective July 1, 2006. Dr. Maupin is a director of HealthSouth Corporation, a publicly-traded provider of healthcare services, and serves as a director/trustee for the VALIC family of funds, a fund complex. Dr. Maupin has notified Pinnacle Financial Partners, Inc., a publicly-traded bank holding company, that he will be resigning as a member of its Board of Directors prior to the end of the 2006 second quarter.
Owen G. Shell, Jr.
Age — 69
Director since December 2002
          Owen G. Shell, Jr. currently serves as the Company’s lead director for non-management executive sessions of the Board of Directors. Mr. Shell has over 40 years of executive management experience in the banking industry. He served as President of the Asset Management Group of Bank of America Corporation from November 1996 until his retirement in June 2001. From 1986 through 1996, Mr. Shell served as the President of Bank of America for the Tennessee region. Prior to that, Mr. Shell held several positions, including Chairman, President and Chief Executive Officer of First American National Bank in Nashville, Tennessee. Mr. Shell is a director of Central Parking Corporation, a publicly-traded company that owns, leases and manages parking facilities.

Continuing Directors
          The persons named below will continue to serve as directors until the Annual Meeting of Stockholders in the year indicated or until their successors are elected and take office. Stockholders are not voting at this Annual Meeting on the election of Class II and Class III directors. The following biographies include the name, age and principal occupations of each continuing director and the year in which each was first elected to the Board of Directors.
CLASS II DIRECTORS – TERM WILL EXPIRE IN 2007
DeWitt Ezell, Jr.
Age — 67
Director since May 1999
          DeWitt Ezell, Jr. served as State President of Tennessee, BellSouth Corporation, a communications services company, from January 1990 until his retirement on April 30, 1999. Prior to that time, Mr. Ezell served in various engineering, regulatory and public relations positions during his 37-year tenure with BellSouth. Mr. Ezell is the Chairman of the Board of BlueCross/BlueShield of Tennessee, a non-profit health insurance company.
William V. Lapham
Age — 67
Director since May 1999
          William V. Lapham currently serves as Chair of the Company’s Audit and Compliance Committee. From 1962 until his retirement in 1998, Mr. Lapham was associated with Ernst & Young LLP and its predecessors, serving as a partner for the last 26 years of his tenure, and as a member of Ernst & Young’s International Council for eight years ending in December 1997. Mr. Lapham is a director of Renal Care Group, Inc., a publicly-traded kidney dialysis services company and is the chair of its audit committee. Mr. Lapham is a past director of Avado Brands, Inc., a proprietary brand management company, prior to its going private and was chair of its audit committee.
CLASS III DIRECTORS – TERM WILL EXPIRE IN 2008
Kenneth C. Donahey
Age — 55
Director since June 2001
          Kenneth C. Donahey has been the Chairman, Chief Executive Officer and President of the Company since his appointment to those positions in June 2001. Mr. Donahey served as Chief Financial Officer of the Company from its formation on May 11, 1999 until his appointment as Chairman, Chief Executive Officer and President. Prior to that time, Mr. Donahey served in various financial positions, including Senior Vice President and Controller, with HCA Inc. (“HCA”) and its predecessor. Mr. Donahey recently served as the Chairman of the Federation of American Hospitals.
Richard H. Evans
Age — 61
Director since June 2000
          Richard H. Evans currently serves as the Chair of the Company’s Compensation Committee. Mr. Evans has been the Chairman of Evans Holdings, a real estate investment and real estate services company, since April 1999. Prior to that time, Mr. Evans served as Chief Executive Officer of Huizenga Sports, Entertainment Group, Madison Square Garden Corporation and Radio City Music Hall Productions, Chief Operating Officer of Gaylord Entertainment Company and Chief Operating Officer and Corporate Director of Florida Panther Holdings. Mr. Evans previously served as a member of the Board of Governors of the National Basketball Association, the National Hockey League, Major League Baseball and the National Football League.

Michael P. Haley
Age — 55
Director since April 2005
          Mr. Haley has been a director of the Company since April 2005. Mr. Haley was a director of Province Healthcare Company (“Province”) from February 2004 until the closing of the business combination with Province in April 2005. From January 1, 2005 to June 1, 2005, Mr. Haley served as Chairman of MW Manufacturers, Inc., a producer and distributor of window and door products for the residential construction industry, and as Senior Vice President of Sales and Marketing for Ply Gem Industries, Inc., a manufacturer of residential exterior building products. From 2001 to June 1, 2005, Mr. Haley served as President and Chief Executive Officer of MW Manufacturers, Inc. Prior to that time, Mr. Haley served in various management capacities with American of Martinsville, Inc, a manufacturer of commercial contract furniture and subsidiary of La-Z-Boy Incorporated, and Loewenstein Furniture Group. Mr. Haley is a director of Ply Gem Industries, Inc., American National Bankshares, Inc., a publicly-traded bank holding company and Stanley Furniture Company, a publicly-traded furniture manufacturer.
INFORMATION REGARDING THE BOARD OF DIRECTORS
Director Independence
          Historically, the Board of Directors has been comprised entirely of outside, independent directors, except for the Company’s Chairman and Chief Executive Officer. According to the Company’s Corporate Governance Standards, the Board of Directors shall be composed of a substantial majority of independent directors. No director will be deemed independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, whether directly or indirectly, and meets the independence requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) and applicable law. Currently, only one director, Mr. Donahey, is a part of management and not independent. The Company requires that the lead director and all members of the Audit and Compliance Committee, the Compensation Committee and the Corporate Governance and Nominating Committee be independent directors.
Attendance at Meetings
          The Board of Directors held four meetings during 2005. Directors are expected to attend all meetings of the Board of Directors, the annual meeting of stockholders and all meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2005, all directors attended the annual meeting of stockholders and each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which the director served.
Non-Management Executive Sessions
          Routinely, the Board of Directors meets in executive sessions in which Kenneth C. Donahey, the sole management director, and other members of management do not participate. Owen G. Shell, Jr. is the Company’s lead director and responsible for chairing the non-management executive sessions of the Board of Directors.
Committees of the Board of Directors
          The Board of Directors has three standing committees: an Audit and Compliance Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. All of the members of each committee of the Board of Directors are independent directors (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards. Although not required by law or the NASD listing standards, the Board of Directors believes that an effort should be made to change committee chairs from time to time, as needed. The Board has maintained a strong preference that all independent directors serve on all Board committees. The following table shows the current membership of each committee:

Corporate Governance and
Director	Audit and Compliance	Compensation	Nominating
Kenneth C. Donahey	N/A	N/A	N/A
Richard H. Evans	X	Chair	X
DeWitt Ezell, Jr.	X	X	X
Michael P. Haley	X	X	X
Ricki Tigert Helfer	X	X	Chair
William V. Lapham	Chair	X	X
John E. Maupin, Jr., D.D.S.	X	X	X
Owen G. Shell, Jr.	X	X	X
Audit and Compliance Committee
          Pursuant to its Charter, the Audit and Compliance Committee selects the Company’s independent registered public accounting firm and oversees the arrangements for, and approves the scope of, the audits to be performed by the independent registered public accounting firm. The Audit and Compliance Committee has adopted a procedure to pre-approve all services performed and fees to be incurred by the independent registered public accounting firm. For more information on this procedure, please refer to the section entitled “Ratification of Selection of Independent Registered Public Accounting Firm” in this Proxy Statement. The Audit and Compliance Committee monitors the Company’s systems of internal controls regarding finance, accounting, legal and corporate compliance, monitors compliance with the Company’s Code of Conduct and Code of Ethics, monitors adherence to the Company’s regulatory compliance program, reviews and approves the Company’s internal audit activities, reviews the Company’s accounting procedures and controls and reviews the Company’s annual consolidated financial statements. During 2005, the Audit and Compliance Committee held eleven meetings, including quarterly meetings held to review the Company’s quarterly financial results and its quarterly earnings releases, in each case prior to public release. The Board has determined that William V. Lapham, Chair of the Audit and Compliance Committee, is an “audit committee financial expert,” as defined by rules adopted by the SEC. The report of the Audit and Compliance Committee begins on page 21.
Compensation Committee
          The Compensation Committee is responsible for approving compensation arrangements for executive management of the Company, including the Chief Executive Officer, reviewing compensation plans relating to officers, approving grants of options, restricted stock and other benefits under the Company’s employee benefit plans and reviewing generally the Company’s employee compensation policy. During 2005, the Compensation Committee held six meetings. The report of the Compensation Committee begins on page 24.
Corporate Governance and Nominating Committee
          The Corporate Governance and Nominating Committee reviews the qualifications of prospective Board members and recommends nominations to the Board of Directors for election of directors at each annual meeting of stockholders; conducts an annual evaluation of the Board, its committees and its directors; conducts an annual evaluation of the Chairman and the Chief Executive Officer; and reviews at least annually the Corporate Governance Standards. The Corporate Governance and Nominating Committee will consider all nominees recommended by stockholders who comply with the procedures set forth under “General Information-Stockholder Nominations and Proposals” in this Proxy Statement. During 2005, there were no material changes to the procedures by which a stockholder may recommend nominees to the Board of Directors. During 2005, the Corporate Governance and Nominating Committee held five meetings. The report of the Corporate Governance and Nominating Committee begins on page 29.
Compensation of Directors
          The Company’s Chairman of the Board of Directors, Mr. Donahey, receives no additional compensation, beyond that which he receives as an officer of the Company, for serving on the Company’s Board of Directors. Mr. Donahey does not serve on any committee of the Board of Directors. On July 1, 2005, the Board of Directors approved an annual retainer of $35,000 for outside directors who were neither officers nor employees of the

Company. Prior to July 1, 2005, the annual retainer for outside directors who were neither officers nor employees of the Company was $30,000. In addition, the outside directors receive $1,500 for each Board meeting attended. Committee members receive a fee of $1,000 for attendance at each committee meeting that is not held on the same day as a meeting of the Board of Directors; provided, that the maximum amount payable to a committee member for attending committee meetings on any single day is $1,000 without regard to the number of committee meetings held on that day. The chair of each committee receives an annual retainer in recognition of the additional duties involved in serving as the chair, with the chair of the Audit and Compliance Committee receiving $5,000, the chair of the Compensation Committee receiving $4,000 and the chair of the Corporate Governance and Nominating Committee receiving $4,000. At the meeting of the Board of Directors to be held on May 9, 2006, the Board will determine the amount of the annual retainer the lead director will receive in recognition of the additional duties involved in serving as lead director of the Board of Directors. Directors are also reimbursed for expenses incurred relating to attendance at meetings.
          Under the LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan (the “Outside Directors Plan”), each non-employee director may elect to receive deferred stock units in lieu of all or any portion of such director’s annual retainer, the payout of which, at the election of the director, may be deferred for two years or until such director ceases to be a member of the Board of Directors. The payment of deferred stock units will be made through the issuance of a stock certificate for a number of shares of Common Stock equal to the number of deferred stock units.
          Pursuant to the Outside Directors Plan, each non-employee director has historically received an annual grant of options to acquire a number of shares of Common Stock determined by the Board of Directors, exercisable at the fair market value of Common Stock on the date of grant, which date is selected by the Board of Directors. All outstanding options became fully vested upon the closing of the business combination with Province on April 15, 2005. The Outside Directors Plan also provides for the issuance of restricted stock. On July 1, 2005, each non-employee director received 3,500 shares of restricted stock in lieu of an annual grant of options. The shares of restricted stock were issued subject to forfeiture in their entirety unless the non-employee director continues to serve as a director of the Company on the third anniversary of the date of grant.
The Board of Directors unanimously recommends that the stockholders vote FOR the election of the proposed
Class I nominees to the Board of Directors.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Company’s Audit and Compliance Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006. Ernst & Young LLP has audited the Company’s financial statements since 1999 and is considered by management to be well qualified. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders’ questions at that time.
Required Vote
          Stockholder ratification of the Audit and Compliance Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the By-laws or otherwise; however, the Board of Directors has elected to submit the selection of Ernst & Young LLP to the Company’s stockholders for ratification. The Company is seeking an affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present, in order to ratify the appointment of the independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified by the stockholders, the selection of an independent registered public accounting firm will be determined by the Audit and Compliance Committee after careful consideration of any information submitted by the stockholders.
Fees
          The table below provides information concerning fees for services rendered by Ernst & Young LLP during the last two fiscal years (including an estimate of fees for 2005, some of which have not yet been billed):

	Amount of Fees
Description of Fees	2004	2005
Audit Fees	$1,201,474	$1,887,640
Audit-Related Fees	329,400	76,054
Tax Fees:
Compliance	20,900	142,700
Other Tax Advice and Consultation	105,600	236,605
All Other Fees:
Independent Review Organization Services	53,500	47,600
Total	$1,710,874	$2,390,599

          Audit Fees – These fees were primarily for professional services rendered by Ernst & Young LLP in connection with the audit of the Company’s consolidated annual financial statements, audit of internal controls over financial reporting (pursuant to Section 404 of Sarbanes-Oxley), reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first three fiscal quarters of the fiscal years ended December 31, 2004 and 2005, and the audit of the LifePoint Hospitals, Inc. Retirement Plan (the “Retirement Plan”). The fees also include audits of certain subsidiaries, as well as comfort letters and consents related to securities offerings and SEC filings, including fees for SEC filings associated with the business combination with Province.
          Audit-Related Fees – These fees were primarily for services rendered by Ernst & Young LLP for matters such as internal control audit planning, due diligence services, audit of the employee welfare benefit plan, agreed-upon procedures and consultation on accounting standards or transactions.
          Tax Fees – These fees were for services rendered by Ernst & Young LLP for assistance with tax compliance regarding tax filings and also for other tax planning and tax advice services.
          All Other Fees – Other fees paid to Ernst & Young LLP were primarily consulting fees relating to independent review organization billing and compliance services.

Pre-approval of Independent Registered Public Accounting Firm Services
          The Audit and Compliance Committee has implemented procedures to ensure the pre-approval of all audit, audit-related, tax and other services performed by the Company’s independent registered public accounting firm. These procedures require that the Audit and Compliance Committee approve all services prior to the commencement of work. Unless the specific service has been pre-approved with respect to that year, the Audit and Compliance Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit and Compliance Committee has delegated to Mr. Lapham, the Chair of the Audit and Compliance Committee, pre-approval authority with respect to audit or permitted non-audit services (in an amount not to exceed $20,000 in each instance) to be provided by Ernst & Young LLP, subject to ratification of such pre-approval by the Audit and Compliance Committee at its next scheduled meeting. On a quarterly basis, the Audit and Compliance Committee reviews a summary listing of all service fees, along with a reasonably detailed description of the nature of the engagement of Ernst & Young LLP. The Audit and Compliance Committee pre-approved in accordance with the regulations of the SEC all audit, audit-related, tax and other services performed by Ernst & Young LLP during 2005. The Audit and Compliance Committee considered and determined that the provision of non-audit services by Ernst & Young LLP during 2005 was compatible with maintaining auditor independence.
          The Audit and Compliance Committee has reviewed the fees detailed above and considers the provision of the described services to be compatible with maintaining the independence of Ernst & Young LLP. None of these services are of a type that was prohibited under the independent registered public accounting firm independence standards of the SEC.
The Audit and Compliance Committee and the Board of Directors unanimously recommend that the stockholders vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
          The following table sets forth certain information as of December 31, 2005 (unless otherwise indicated) regarding beneficial ownership of Common Stock by (i) each director, nominee for director and executive officer of the Company who owns Common Stock, (ii) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company and (iii) all directors and executive officers as a group. As of December 31, 2005, there were 57,102,882 shares of Common Stock outstanding. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

	Shares
	Beneficially	Percent of
Name of Beneficial Owner	Owned	Class
Janus Capital Management, LLC (1)	3,683,890	6.4%
U.S. Trust Corporation (2)	3,034,813	5.32
Kenneth C. Donahey (3)(4)(5)(6)	1,012,836	1.75
William F. Carpenter III (3)(4)(5)(6)	609,335	1.06
William M. Gracey (3)(4)(5)(6)(7)	392,739	*
Michael J. Culotta (3)(4)(5)(6)	387,002	*
Joné Law Koford (3)(4)(5)(6)	100,549	*
DeWitt Ezell, Jr. (3)(8)	39,855	*
William V. Lapham (3)(9)	37,070	*
John E. Maupin, Jr., D.D.S. (3)(8)	31,136	*
Ricki Tigert Helfer (3)(8)	24,906	*
Richard H. Evans (3)(8)	24,686	*
Owen G. Shell (3)(8)	23,742	*
Michael P. Haley (10)	11,083	*
All directors and executive officers as a group (12 persons) (3)(4)(5)(6)(7)(8)(9)(10)	2,694,939	4.56

*	Less than one percent.

(1)	The ownership for Janus Capital Management, LLC is based on information contained in the Schedule 13G filed with the SEC on February 14, 2006. Janus Capital Management, LLC has sole voting power with respect to 1,033,271 shares, shared voting power with respect to 2,650,619 shares, sole dispositive power with respect to 1,033,271 shares and shared dispositive power with respect to 2,650,619 shares. The address of Janus Capital Management, LLC is 151 Detroit Street, Denver, Colorado 80206.

(2)	The ownership for U.S. Trust Corporation and its affiliates on behalf of the Employee Stock Ownership Plan (“ESOP”) component of the Retirement Plan is based on information contained in the Schedule 13G filed with the SEC on February 15, 2006. U.S. Trust Corporation has shared voting power with respect to 2,383,820 shares (2,342,110 ESOP) and shared dispositive power with respect to 2,383,820 shares (2,342,110 ESOP). U.S. Trust Corporation has sole voting power with respect to 197,858 shares and sole dispositive power with respect to 636,298 shares. The address of U.S. Trust Corporation is 114 W. 47th Street, New York, New York 10036.

(3)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or will become exercisable within 60 days from December 31, 2005, are deemed outstanding. The total number of options, pursuant to which such persons have rights to acquire beneficial ownership of Common Stock within 60 days, is as follows:

Name	Options
Kenneth C. Donahey	704,756
William F. Carpenter III	452,756
William M. Gracey	305,613
Michael J. Culotta	300,000
Joné Law Koford	70,000
DeWitt Ezell, Jr.	24,640
William V. Lapham	24,640
Ricki Tigert Helfer	12,835
John E. Maupin, Jr., D.D.S.	24,640
Richard H. Evans	16,606
Owen G. Shell, Jr.	11,000
(4)	The ownership given for each individual includes shares indirectly owned through the Retirement Plan as set forth in the table below. Share amounts are estimates based on unit accounting and based upon a December 30, 2005 value of $37.50 per share.

Name	Shares
Kenneth C. Donahey	2,776
William F. Carpenter III	1,031
William M. Gracey	2,222
Michael J. Culotta	2,109
Joné Law Koford	549
(5)	The ownership for each individual includes restricted stock awards granted in 2005 under the Amended and Restated 1998 Long-Term Incentive Plan (“Incentive Plan”) as set forth in the table below. Generally, such shares will be forfeited in their entirety unless the individual continues to be an employee of the Company on April 22, 2008.

Name	Shares
Kenneth C. Donahey	40,000
William F. Carpenter III	18,000
William M. Gracey	18,000
Michael J. Culotta	18,000
Joné Law Koford	10,000
(6)	The ownership for each individual includes restricted stock awards granted in 2005 under the Incentive Plan as set forth in the table below. Generally, these shares become unrestricted in three equal installments on April 22, 2008, April 22, 2009 and April 22, 2010 and, with respect to Messrs. Donahey, Culotta, Carpenter and Gracey, upon realization of certain predetermined performance criteria.

Name	Shares
Kenneth C. Donahey	80,000
William F. Carpenter III	36,000
William M. Gracey	36,000
Michael J. Culotta	36,000
Joné Law Koford	20,000
(7)	The ownership for Mr. Gracey includes options to purchase 52 shares of Common Stock held by Mr. Gracey’s wife, as to which he disclaims beneficial ownership.

(8)	The ownership for each individual includes deferred stock units, granted under the Outside Directors Plan, payable in shares of Common Stock as follows:

Name	Deferred Stock Units
DeWitt Ezell, Jr.	1,488
Ricki Tigert Helfer	5,024
John E. Maupin, Jr., D.D.S.	2,832
Richard H. Evans	1,082
Owen G. Shell, Jr.	744
(9)	The ownership for Mr. Lapham includes 2,250 shares held by Mr. Lapham’s wife and 380 shares held by Mr. Lapham’s daughter, as to which he disclaims beneficial ownership.

(10)	The ownership for Mr. Haley includes 7,000 shares of restricted stock granted under the Outside Directors Plan. Generally, these shares will be forfeited in their entirety unless Mr. Haley continues to serve as a director of the company on April 22, 2008.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the applicable filings on the SEC’s EDGAR website and written representations from the Company’s executive officers and directors, the Company believes that all reports were filed in a timely manner during 2005, except that (i) Mr. Gracey failed to report in a timely manner the exercise of his wife’s options that were set to expire on February 9, 2005, for which he disclaims beneficial ownership, but reported such exercise on his Form 5 that was filed February 14, 2005; (ii) Mr. Raplee inadvertently failed to report on his Form 3 filed on March 1, 2004 certain options that were originally issued by HCA and converted into options of the Company in the Company’s spin-off from HCA in 1999, but reported such options on his Form 4 that was filed March 11, 2005; and (iii) Messrs. Carpenter, Culotta, Donahey, Gracey, Raplee, Weiss and Wiechart and Ms. Koford failed to report in a timely manner the shares withheld and sold to pay taxes on restricted stock awards and/or shares issued under the Management Stock Purchase Plan as a result of the business combination with Province that occurred on April 15, 2005, but reported such shares on their respective Forms 4 filed May 6, 2005. All Section 16(a) reports are posted on the “Investor Information – SEC Filings” section of the Company’s website, www.lifepointhospitals2.com, by the end of the business day after filing and remain accessible for at least 12 months.

EXECUTIVE COMPENSATION
Summary Compensation Table
          Decisions on compensation for the Company’s executive officers are made by the Compensation Committee of the Board of Directors. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates. The Compensation Committee is responsible for approving compensation arrangements for executive management of the Company, including the Chief Executive Officer, reviewing compensation plans relating to officers, approving equity-based compensation grants, reviewing other benefits under the Company’s employee benefit plans and reviewing generally the Company’s employee compensation policy.
          The table below sets forth the compensation of the Company’s Chief Executive Officer and the four other most highly compensated executive officers for the last three fiscal years. These individuals may be referred to in this Proxy Statement as the “Named Executive Officers.”

				Long-Term
				Compensation
				Restricted
		Annual Compensation (1)		Stock	Securities	All Other
				Award(s)	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	($) (3)(4)	Options (#)	($)(5)
Kenneth C. Donahey	2005	$755,769	$984,625	$5,112,000	100,000	$13,948
Chairman, Chief Executive	2004	670,192	708,750	1,308,000	75,000	12,837
Officer and President	2003	640,385	346,125	–	150,000	9,051

Michael J. Culotta	2005	$445,192	$494,312	2,300,400	45,000	$6,951
Chief Financial Officer	2004	412,500	357,000	981,000	50,000	7,163
	2003	356,154	127,800	–	50,000	5,201

William F. Carpenter III	2005	$445,192	$494,312	$2,300,400	45,000	$5,588
Executive Vice President, General	2004	412,500	357,000	654,000	40,000	5,315
Counsel and, Secretary; Corporate Governance Officer	2003	356,154	127,800	–	50,000	4,076

William M. Gracey	2005	$445,192	$494,312	$2,300,400	45,000	$10,884
Chief Operating Officer	2004	410,577	357,000	981,000	50,000	11,920
	2003	346,154	144,375	–	50,000	7,400

Joné Law Koford	2005	$353,077	$159,395	$1,278,000	20,000	$5,684
Division President	2004	342,115	230,201	490,500	25,000	5,733
	2003	327,115	117,150	–	50,000	5,095

(1)	Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for any Named Executive Officer.

(2)	In 2005, certain Named Executive Officers received special cash bonus payments in recognition of their significant contributions to the business combination with Province that were paid in 2005. The Named Executive Officers also received annual bonus payments for 2005 that were paid in 2006.

Name	Special Bonus	Annual Bonus
Kenneth C. Donahey	$337,500	$647,125
Michael J. Culotta	212,500	281,812
William F. Carpenter III	212,500	281,812
William M. Gracey	212,500	281,812
Joné Law Koford	0	159,395
(3)	The amounts for 2005 represent the market value of restricted stock awarded based on a per share price of $42.60, the fair market value of the Company’s Common Stock on the date of award. The annual restricted stock award shares are subject to forfeiture in their entirety unless the officer continues to be employed by the Company on April 22, 2008, at which time the shares will become fully vested. A one-time, special grant of restricted stock awards, in recognition of significant contributions to the completion of the business combination with Province, vests in three equal installments on the third, fourth and fifth anniversaries of the date of grant. With respect to the special restricted stock awarded to Messrs. Donahey, Culotta, Carpenter and Gracey, the vesting of the restricted shares also requires the realization of certain predetermined performance criteria. As set forth in the table below, the aggregate market value of the shares of restricted stock awarded in 2005 to each of the Named Executive Officers is based on a per share price of $37.50, the closing market price of the Company’s Common Stock on December 30, 2005. Holders of shares of restricted stock have all rights of a stockholder, including the right to vote the shares.

	2005	2005	Aggregate Market
	Annual Restricted	Special Restricted	Value as of
Name	Stock Award	Stock Award	December 30, 2005
Kenneth C. Donahey	40,000	80,000	$4,500,000
Michael J. Culotta	18,000	36,000	2,025,000
William F. Carpenter III	18,000	36,000	2,025,000
William M. Gracey	18,000	36,000	2,025,000
Joné L. Koford	10,000	20,000	1,125,000
(4)	The amounts for 2004 represent the market value of restricted stock awarded based on a per share price of $32.70, the fair market value of the Company’s Common Stock on the date of award. When issued, the shares were subject to forfeiture in their entirety unless the officer continued to be employed by the Company on February 20, 2007. The shares became fully vested upon closing of the business combination with Province on April 15, 2005. As set forth in the table below, the aggregate market value of the shares of restricted stock awarded in 2004 to each of the Named Executive Officers is based on a per share price of $44.42, the closing market price of the Company’s Common Stock on April 15, 2005. Holders of shares of restricted stock have all rights of a stockholder, including the right to vote the shares.

	2004	Aggregate Market
	Annual Restricted	Value as of
Name	Stock Award	April 15, 2005
Kenneth C. Donahey	40,000	$1,776,800
Michael J. Culotta	30,000	1,332,600
William F. Carpenter III	20,000	888,400
William M. Gracey	30,000	1,332,600
Joné L. Koford	15,000	666,300

(5)	Details of the amounts reported as All Other Compensation are as follows:

		Group Life	Long-	Opting
		Insurance	Term	Out of the	Retirement
		in Excess of	Disability	Dental	Plan
Name	Year	$50,000	Insurance	Plan	Contribution	Total
Kenneth C. Donahey	2005	$4,216	$2,060	$52	$7,620	$13,948
	2004	2,255	3,060	52	7,470	12,837
	2003	2,255	2,442	52	4,302	9,051

Michael J. Culotta	2005	$1,996	$0	$0	$4,955	$6,951
	2004	1,004	2,160	0	3,999	7,163
	2003	910	1,720	0	2,571	5,201

William F. Carpenter III	2005	$2,208	$2,060	$0	$1,320	$5,588
	2004	1,835	2,160	0	1,320	6,635
	2003	1,054	1,720	0	1,302	4,076

William M. Gracey	2005	$1,446	$2,060	$0	$7,378	$10,884
	2004	1,446	3,060	0	7,414	11,920
	2003	1,378	1,720	0	4,302	7,400

Joné L. Koford	2005	$2,304	$2,060	$0	$1,320	$5,684
	2004	2,253	2,160	0	1,320	5,733
	2003	2,073	1,720	0	1,302	5,095
Option Grants In Last Fiscal Year
          Certain information concerning the stock options granted to the Named Executive Officers in 2005 under the Incentive Plan is set forth in the table below.

	Individual Grants
	Number of	Percent of			Potential Realizable
	Securities	Total Options			Value at Assumed
	Underlying	Granted to			Annual Rates of Stock
	Options	Employees in	Exercise of		Price Appreciation for
	Granted	Fiscal Year	Base Price		Option Term (3)
Name	(#)	(1)	($/Sh) (2)	Expiration Date	5% ($)	10% ($)
Kenneth C. Donahey	100,000	12.7%	$42.60	4/22/2015	$2,679,000	$6,789,000
Michael J. Culotta	45,000	5.7	42.60	4/22/2015	1,205,550	3,055,050
William F. Carpenter III	45,000	5.7	42.60	4/22/2015	1,205,550	3,055,050
William M. Gracey	45,000	5.7	42.60	4/22/2015	1,205,550	3,055,050
Joné Law Koford	20,000	2.5	42.60	4/22/2015	535,800	1,357,800

(1)	Based on 786,813 options granted to all employees during 2005.

(2)	Based on the fair market value of the shares of Common Stock underlying the options on the date of grant. Options become exercisable in three equal installments on April 22, 2006, April 22, 2007 and April 22, 2008.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the Common Stock of 5% and 10% compounded annually from the date of grant to the expiration date. The actual value, if any, that will be realized by each Named Executive Officer upon the exercise of any option will depend upon the difference between the exercise price of the option and the market price of the Common Stock on the date that the option is exercised. There can be no assurance that amounts reflected in this table will be achieved.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values
          The following table provides certain information regarding the exercise of stock options by Named Executive Officers during 2005, as well as the assumed value of unexercised options held by such officers as of the end of 2005:

			Number of Securities			Value of Unexercised
	Shares		Underlying Unexercised			In-the-Money Options
	Acquired on	Value	Options at Fiscal Year End (#)			at Fiscal Year-End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable		Unexercisable	Exercisable	Unexercisable
Kenneth C. Donahey	0	$0	704,756		100,000	$8,601,388	$0
Michael J. Culotta	0	0	300,000		45,000	1,977,500	0
William F. Carpenter III	0	0	452,756		45,000	8,646,295	0
William M. Gracey	59 (2)	1,024	305,613	(3)	45,000	4,476,114	0
Joné Law Koford	155,000	2,026,074	70,000		20,000	0	0

(1)	The closing price for the Company’s Common Stock, as reported by the Nasdaq National Market, on December 30, 2005 was $37.50. Value of in-the-money options is calculated on the basis of the difference between the exercise price of each such option and $37.50, multiplied by the number of shares of Common Stock underlying each such option.

(2)	Mr. Gracey’s wife exercised options to purchase 59 shares of Common Stock, as to which Mr. Gracey disclaims beneficial ownership.

(3)	Includes options to purchase 52 shares of Common Stock owned by Mr. Gracey’s wife, as to which Mr. Gracey disclaims beneficial ownership.
Equity Compensation Plan Information
          The following table provides aggregate information as of December 31, 2005 with respect to shares of Common Stock that may be issued under the Company’s existing equity compensation plans, including the Incentive Plan, the Outside Directors Plan, the LifePoint Hospitals Inc. Management Stock Purchase Plan (the “Management Stock Purchase Plan”) and the LifePoint Hospitals, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”):

Number of Securities
	Number of Securities				Available for Future
	to be Issued Upon		Weighted-Average		Issuance Under Equity
	Exercise of Outstanding		Exercise Price of		Compensation Plans
	Options, Warrants and		Outstanding Options,		(Excluding Securities
Plan Category	Rights		Warrants and Rights		Reflected in Column (a)
	(a)		(b)		(c)
Equity Compensation Plans Approved by Security Holders	3,571,730	(1)	$30.00	(2)	4,539,889	(3)
Equity Compensation Plans not Approved by Security Holders	None		None		None

Total	3,571,730		$30.00		4,539,889

(1)	Includes the following:
•	3,446,213 shares of Common Stock to be issued upon exercise of outstanding stock options granted under the Incentive Plan;

•	114,361 shares of Common Stock to be issued upon exercise of outstanding stock options granted under the Outside Directors Plan; and

•	11,156 shares of Common Stock to be issued upon the vesting of deferred stock units outstanding under the Outside Directors Plan.

(2)	Upon vesting, deferred stock units are settled for shares of Common Stock on a one-for-one basis. Accordingly, the deferred stock units have been excluded for purposes of computing the weighted-average exercise price.

(3)	Includes the following:
•	4,147,518 shares of Common Stock available for issuance under the Incentive Plan;
•	105,128 shares of Common Stock available for issuance under the Management Stock Purchase Plan;

•	179,266 shares of Common Stock available for issuance under the Outside Directors Plan; and

•	107,977 shares of Common Stock available for issuance under the Employee Stock Purchase Plan.
Employment, Retirement, Termination and Change in Control Arrangements
Employment Agreement of Kenneth C. Donahey
          The Company entered into an employment agreement with Kenneth C. Donahey, the Company’s Chairman of the Board of Directors, Chief Executive Officer and President, effective as of June 25, 2001 and amended as of December 31, 2004 (the “Employment Agreement”). The Employment Agreement provides for a term of employment of three years with automatic one-year renewals beginning on the second anniversary of the effective date, absent notice of non-extension. Effective February 27, 2005, Mr. Donahey received an annual base salary of $775,000 pursuant to this agreement, which amount is subject to review at least annually. Mr. Donahey had an opportunity to earn a bonus of up to 150% of his base salary for 2005. A bonus is only paid to Mr. Donahey if the Company achieves certain pre-determined performance goals set by the Compensation Committee pursuant to the LifePoint Hospitals, Inc. Executive Performance Incentive Plan (the “Executive Performance Incentive Plan”).
Retirement and Termination Arrangements
          The Company maintains certain compensatory arrangements that are intended to provide payments to the Named Executive Officers upon their resignation or retirement. These include the Retirement Plan, which is a defined contribution retirement plan that is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Eligible employees may elect to contribute a portion of their compensation to the Retirement Plan and the Company provides certain matching and other contributions. The retirement benefit is based solely on the contributions to each employee’s account and the investment of those contributions in the Retirement Plan. The Company also maintains a severance policy for all of its full-time corporate employees, including the Named Executive Officers. The policy provides that if an employee is involuntarily terminated, except for cause or in certain other circumstances, the employee is entitled to receive severance payments of up to one year’s base compensation. The amount of the payments is based on the employee’s compensation at the time of termination and the number of completed years of continuous employment.
Change in Control Arrangements
          The Company maintains the LifePoint Hospitals, Inc. Change in Control Severance Plan for certain corporate employees, including the Named Executive Officers. This plan provides benefits to eligible corporate employees of the Company whose employment is terminated within 18 months of a change in control by the successor entity without cause or by the employee because the position offered by the successor is not substantially equivalent to the one held with the Company. These benefits include a severance payment of either 150% of annual compensation or 300% of annual compensation, based upon the participant’s position with the Company. In addition, each participant is indemnified against excise taxes that are imposed on change in control payments under Section 4999 of the Code. Benefits under this plan are offset by any other payments that the participant is entitled to receive under any other agreement, plan or arrangement upon a change in control of the Company.
          The Incentive Plan provides for full vesting of outstanding awards granted to employees, including those granted to Named Executive Officers, under certain circumstances following a change in control. In 2005, the Company took action to amend the Incentive Plan in order to limit the circumstances in which full vesting will occur following a change in control. As amended, full vesting will only occur if the successor entity does not provide equity incentives to replace the awards issued under the Incentive Plan or if employment is terminated by the successor entity without cause or by the employee because the position offered by the successor is not substantially equivalent to the one held with the Company. Under the Executive Performance Incentive Plan, the Compensation

Committee may authorize payment of all any portion of awards to the Named Executive Officers that are outstanding at the time of the change in control.
Compensation Committee Interlocks and Insider Participation
          The Compensation Committee of the Board of Directors during 2005 consisted of Ms. Helfer, Dr. Maupin and Messrs. Evans, Ezell, Haley, Lapham and Shell. Mr. Haley became a member of the Compensation Committee on April 15, 2005. None of the members of the Compensation Committee have at any time been an officer or employee of the Company nor have any of the members had any relationship with the Company requiring disclosure by the Company.
Executive Officers of the Company
          The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position
Kenneth C. Donahey	55	Chairman, Chief Executive Officer and President
Michael J. Culotta	51	Chief Financial Officer
William F. Carpenter III	51	Executive Vice President, General Counsel and Secretary; Corporate Governance Officer
William M. Gracey	52	Chief Operating Officer
Jess N. Judy	56	Division President
Robert N. Klein	45	Division President
Joné Law Koford	49	Division President
Thomas M. Weiss	51	Division President
Michael A. Wiechart	40	Division President
R. Scott Raplee	40	Senior Vice President, Operations Chief Financial Officer
Gary D. Willis	41	Senior Vice President and Chief Accounting Officer
          The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The following is a biographical summary of the experience of the executive officers of the Company who are not members of the Company’s Board of Directors:
          Michael J. Culotta has served as Chief Financial Officer of the Company since November 2001. Prior to joining the Company, Mr. Culotta served as a partner and healthcare area industry leader for the southeast area at Ernst & Young LLP. Mr. Culotta was affiliated with Ernst & Young LLP for over 24 years. Mr. Culotta is a director of Evolved Digital Systems, Inc., a provider of IT services to clients in the healthcare industry, and is the chair of its audit committee.
          William F. Carpenter III was named Executive Vice President of the Company in February 2004. Mr. Carpenter has been General Counsel and Secretary of the Company since May 11, 1999 and Corporate Governance Officer since February 2003. Mr. Carpenter also serves as the Company’s Chief Development Officer. From May 11, 1999 to February 2004, Mr. Carpenter served as Senior Vice President of the Company. From November 23, 1998 until May 11, 1999, Mr. Carpenter served as General Counsel of the America Group of HCA. Mr. Carpenter was a member of the law firm of Waller Lansden Dortch & Davis, LLP through December 31, 1998. Mr. Carpenter is a director of Psychiatric Solutions, Inc., a behavioral health services company and is chair of its corporate governance committee.
          William M. Gracey has been Chief Operating Officer of the Company since February 2004. From May 11, 1999 until February 2004, Mr. Gracey was a Division President of the Company. From July 1998 until May 11, 1999, Mr. Gracey served as a Division President of the America Group of HCA. Prior to that time, Mr. Gracey served in various operations positions with HCA. Mr. Gracey is the current Chairman of the Tennessee Hospital Association.

          Jess N. Judy has been a Division President of the Company since February 2006. From October 2003 to January 2006, Mr. Judy served as the President and Chief Executive Officer of Austin Surgical Hospital in Austin, Texas. For seven years prior to that time, Mr. Judy served as Senior Vice President, Operations for Aveta Health, Inc. Prior to that time, Mr. Judy served in various operations positions with Heritage Health Systems, Inc., Community Cardiac Services, Inc. and HCA.
          Robert N. Klein has been a Division President of the Company since November 2005. From November 1997 to October 2005, Mr. Klein served as the Chief Executive Officer for HCA’s Skyline Medical Center in Nashville, Tennessee and HCA’s Hendersonville Medical Center in Hendersonville, Tennessee. Prior to that time, Mr. Klein served in various other hospital executive positions with HCA and Baptist Medical Centers in Birmingham, Alabama.
          Joné Law Koford has been a Division President of the Company since September 2001. From May 2001 until August 2001, Ms. Koford served as Vice President of Development for the Company. Prior to that, Ms. Koford served in various operations positions with Altius Health Plans, Strategic Health Initiatives, Arcon Healthcare, Inc., HCA and HealthTrust, Inc. – The Hospital Company.
          Thomas M. Weiss has been a Division President of the Company since September 2003. From August 2001 to August 2003, Mr. Weiss served as the Chief Executive Officer of the Company’s Lake Cumberland Regional Hospital in Somerset, Kentucky. For 10 years prior to that time, Mr. Weiss served as the Chief Executive Officer of Crestview Medical Center in Huntsville, Alabama.
          Michael A. Wiechart has been a Division President of the Company since March 2004. From May 1999 until February 2004, Mr. Wiechart served as a Division Chief Financial Officer of the Company. From 1998 to 1999, Mr. Wiechart served as Vice President/Operations Controller of Province. Prior to that time, Mr. Wiechart served in various financial positions with HCA.
          R. Scott Raplee has been Senior Vice President, Operations Chief Financial Officer of the Company since March 2004. From May 1999 until February 2004, Mr. Raplee served as a Division Chief Financial Officer of the Company. Prior to that time, Mr. Raplee served in various financial positions with HCA.
          Gary D. Willis has served as Senior Vice President and Chief Accounting Officer of the Company since February 2006. From December 2002 to February 2006, Mr. Willis served as Vice President and Controller of the Company. From April 2002 to December 2002, Mr. Willis served as Chief Accounting Officer of Central Parking Corporation, a company that owns, leases and manages parking facilities. From 1995 to March 2002, Mr. Willis held various positions, including Chief Accounting Officer, with Gaylord Entertainment Company.

AUDIT AND COMPLIANCE COMMITTEE REPORT
          The Audit and Compliance Committee of the Board of Directors consists entirely of directors who are independent as determined by the Board of Directors and meet Nasdaq’s independence and experience requirements. The Board has determined that William V. Lapham, Chair of the Audit and Compliance Committee, is an “audit committee financial expert,” as defined by rules adopted by the SEC. The Audit and Compliance Committee reviews and reassesses the adequacy of its Charter on an annual basis. On September 19, 2005, the Audit and Compliance Committee adopted, and the Board of Directors approved, amendments to the Audit and Compliance Committee Charter, which outlines the practices followed by the Audit and Compliance Committee. The Charter of the Audit and Compliance Committee is attached as Appendix A and is also available on the “Corporate Governance” section of the Company’s website, www.lifepointhospitals2.com.
          In performing its functions, the Audit and Compliance Committee acts primarily in an oversight capacity. The Audit and Compliance Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for preparing financial statements and reports and implementing internal controls over financial reporting, and the work and assurances of the Company’s independent registered public accounting firm, which performs timely reviews of the Company’s quarterly financial statements. In addition, the Audit and Compliance Committee relies on the Company’s independent registered public accounting firm, which expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles, an opinion on management’s assessment of internal control over financial reporting and an opinion on the effectiveness of internal control over financial reporting.
          The Audit and Compliance Committee selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005. This selection was subsequently approved by the Board of Directors and was ratified by the Company’s stockholders at the annual meeting held on June 30, 2005.
          At each of its meetings during 2005, the Audit and Compliance Committee met with the senior members of the Company’s financial management team, the General Counsel and either the Senior Vice President, Audit and Compliance or the Director, Internal Audit, and representatives of the Company’s independent registered public accounting firm. The Audit and Compliance Committee had eight private sessions with the Company’s Senior Vice President, Audit and Compliance, one private session with the Company’s Director, Internal Audit, and eight private meetings with representatives of the Company’s independent registered public accounting firm. At these private meetings, candid discussions regarding financial management, accounting and internal controls took place. In addition, the Audit and Compliance Committee took the following actions:
•	Reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2005, including a discussion of the quality (rather than just the acceptability) of the accounting principles and policies, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Regarding management’s accounting judgments, members of the Audit and Compliance Committee asked for management’s representations that the audited financial statements of the Company have been prepared in conformity with generally accepted accounting principles and that the financial statements present fairly the Company’s financial position and results of operations, and have expressed to both management and Ernst & Young LLP their general preference for conservative judgments.

•	Reviewed and discussed with management the quarterly financial results of the Company and discussed any significant changes to the Company’s accounting principles.

•	Discussed with Ernst & Young LLP the matters required to be communicated to the Audit and Compliance Committee under Statement on Auditing Standards No. 61, as modified or supplemented, and such other matters relating to the conduct of the audit, including their judgments as to the quality (rather than just the acceptability) of the Company’s accounting principles and policies.

•	Received the written disclosures and the letter from Ernst & Young LLP regarding the independence of Ernst & Young LLP as required by Independence Standards Board Standard No. 1, as modified or supplemented, and discussed with Ernst & Young LLP its independence from the Company and management.

•	When evaluating the independence of Ernst & Young LLP, the Audit and Compliance Committee considered carefully, among other things, the former relationship between Ernst & Young LLP and each of Michael J. Culotta, the Company’s Chief Financial Officer, Christopher J. Monte, the Company’s Vice President, Tax, and William V. Lapham, the Chairman of the Audit and Compliance Committee and a director of the Company. After significant and detailed discussion regarding these and other factors, including steps taken to preserve the ongoing independence of Ernst & Young LLP, and based upon the Audit and Compliance Committee’s understanding of the relevant facts and circumstances, the Audit and Compliance Committee concluded that Ernst & Young LLP is qualified to serve as the Company’s independent registered public accounting firm.

•	Considered the competence, quality of controls and the national reputation of Ernst & Young LLP in addition to the competence of the individual auditors performing the Company’s audit on behalf of Ernst & Young LLP.

•	Pre-approved specific audit, audit-related, tax and other services and fees to be provided by Ernst & Young LLP.

•	Reviewed and approved the Company’s annual internal audit and compliance plans.

•	Reviewed and discussed with management Ernst & Young LLP’s opinion including reports on management’s assessment of internal controls over the financial reporting processes.

•	Ensured that procedures are in place for the receipt, retention and treatment of complaints received by the Company regarding accounting, financial reporting, internal controls, auditing, legal or compliance matters.

•	Reviewed regularly all related party transactions for potential conflicts of interest and discussed with management, prior to the filing of the Company’s annual and quarterly reports with the SEC, any disclosure relating to directors’ and officers’ related party transactions and potential conflicts of interest.

•	Monitored the Company’s compliance with the provisions of Sarbanes-Oxley during the testing of internal controls.

•	Reviewed and discussed with management on a regular basis certain identified risk areas, including enterprise risk management.

•	Reviewed and discussed with management on a regular basis any errors, irregularities, fraud or illegal acts that may have a material or non-material impact on the Company’s financial statements, policies or reporting requirements.

•	Reviewed the Public Company Accounting Oversight Board report with respect to Ernst & Young LLP.

•	Performed an annual review of the Audit and Compliance Committee’s Charter and the Company’s Code of Ethics.
          In reliance on these reviews and discussions, and the report of Ernst & Young LLP, the Audit and Compliance Committee recommended to the Board of Directors, and the Board of Directors determined, that the audited financial statements be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
          The Audit and Compliance Committee also oversees the Company’s internal compliance activities and is responsible for the review of matters related to the Company’s ethics and compliance program, Corporate Integrity Agreement, Code of Conduct, Code of Ethics and compliance with federal healthcare program requirements.

          In performing its compliance-related functions during 2005, the Audit and Compliance Committee, among other things, met privately with the Company’s Senior Vice President, Audit and Compliance, and the Company’s Director, Internal Audit, and reviewed and assessed the efforts of management to monitor the Company’s compliance with the Corporate Integrity Agreement and other requirements.

AUDIT AND COMPLIANCE COMMITTEE

William V. Lapham, Chair
Richard H. Evans
DeWitt Ezell, Jr.
Michael P. Haley (1)
Ricki Tigert Helfer
John E. Maupin, Jr., D.D.S.
Owen G. Shell, Jr.
Dated: March 24, 2006

(1)	Mr. Haley joined the Audit and Compliance Committee effective April 15, 2005.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
          The Compensation Committee of the Board of Directors consists entirely of directors who are independent as determined by the Board of Directors and meet Nasdaq’s independence and experience requirements. The Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter on an annual basis. On September 19, 2005, the Compensation Committee adopted, and the Board of Directors approved, amendments to the Compensation Committee Charter, which outlines the practices followed by the Compensation Committee. The Charter of the Compensation Committee is available on the “Corporate Governance” section of the Company’s website, www.lifepointhospitals2.com.
          Decisions on compensation for the Company’s executive officers are made by the Compensation Committee. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates. The Compensation Committee is responsible for approving compensation arrangements for executive management of the Company, including the Chief Executive Officer, reviewing compensation plans relating to officers, approving equity-based and performance grants, reviewing other benefits under the Company’s employee benefit plans and reviewing generally the Company’s employee compensation policy.
Compensation Philosophy and Strategy for Executive Officers
          This report is submitted by the Compensation Committee pursuant to the rules adopted by the SEC that require disclosure with respect to compensation policies applicable to the Company’s executive officers (including the Named Executive Officers) and with respect to the basis for the compensation paid for the 2005 fiscal year to Kenneth C. Donahey, the Company’s Chief Executive Officer.
          During 2005, the Compensation Committee engaged an independent compensation consultant (the “Committee Consultant”) solely to advise the Compensation Committee on matters of executive compensation. The Committee Consultant worked with an executive compensation consultant engaged by Company management on executive compensation matters (the “Company Consultant”) to provide guidance for Compensation Committee members when making decisions about executive compensation.
          The Compensation Committee’s general philosophy is that executive compensation should:
•	Link rewards paid to executive officers to corporate and individual performance standards;

•	Put a substantial portion of executive compensation at risk and establish objectives that encourage “stretch” performance;

•	Be competitive within the Company’s industry and community and responsive to the needs of our executive officers;

•	Attract, retain, motivate and reward individuals of the highest quality in the industry with the experience, skills and integrity necessary to promote the Company’s success and to align their interest with the long-term interests of the Company’s stockholders by providing appropriate, competitive compensation and financial rewards;

•	Comply with all applicable laws and Nasdaq member rules and guidelines, and be appropriate in light of reasonable and sensible standards of good corporate governance; and

•	Be monitored periodically to assess the cost of compensation programs in comparison to stockholder value and Company and executive performance.
          Consistent with these objectives, the Company adopted its current executive compensation programs. During 2005, the Compensation Committee received a report from the Company Consultant that included a comprehensive analysis of compensation and its individual components relative to competitive market data for certain of the Company’s executive officer positions. The Compensation Committee considered and relied on this report, along with input from and evaluation by the Committee Consultant, when making its compensation decisions regarding officers covered by the analysis.
          To evaluate executive officer compensation, the Committee Consultant and the Company Consultant, working together, gather information from a database composed of companies that operate in the United States in the health services industry, that are comparable to the Company’s size when considering revenue, market capitalization and other appropriate indicators, as well as other relevant information, surveys and data. The Compensation Committee selected the comparable companies used for purposes of the Compensation Committee’s consideration of executive compensation. The Compensation Committee also reviews market pay information from other sources, including published compensation surveys. The Compensation Committee reviews information on comparable companies relating to the aggregate cost of equity-based compensation plans in its evaluation of the total number of equity awards granted by the Company each year.
          During 2005, the Compensation Committee directed the Committee Consultant and the Company Consultant to prepare total compensation tally sheets for the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Executive Vice President. These tally sheets, which were reviewed during the Compensation Committee’s first meeting in 2006, also included a summary of all equity grants made to these executive officers as well as the estimated obligations that would be payable to each executive officer in the event of termination of employment under various scenarios.
          Compensation payable to executive officers under the Company’s executive compensation program is linked to organization performance, both short-term and long-term. The Compensation Committee expects a close correlation between compensation paid to Company executive officers and the tactical and strategic success of the Company.
Components of Compensation for Executive Officers
          The Company’s executive compensation program consists of several elements that support the Company’s compensation objectives, including base salary, annual incentives in the form of cash bonuses, and long-term incentives paid pursuant to the Incentive Plan. In 2005, the Company also provided a one-time, special cash bonus and a one-time, special grant of restricted stock awards to certain individuals in recognition of their significant contributions to the completion of the business combination with Province, to enhance retention and to provide strong incentives relating to successful integration of the business combination with Province.
          Base Salaries. The base salaries of the Named Executive Officers are listed in the Summary Compensation Table found under “Executive Compensation” in this Proxy Statement. The salaries of executive officers and other senior officers are evaluated annually. The Compensation Committee believes that base salary ranges should reflect the competitive employment market for comparable positions in comparable organizations.
          The Compensation Committee believes that the mid-point of each range for base salaries should be based on the median of the market, modified to reflect relevant factors, such as any unique roles and responsibilities and/or individual long-term performance and experience. Accordingly, the base salary of any particular individual may be above or below the mid-point of the applicable range.
          Annual Incentives. Annual cash bonuses are intended to motivate executive officers to achieve pre-determined near-term financial and qualitative non-financial objectives consistent with the Company’s overall business strategies. These bonus opportunities are structured as potential cash awards under the LifePoint Hospitals, Inc. Executive Annual Cash Bonus Plan (the “Bonus Plan”) for senior officers of the Company. These bonus opportunities were structured as potential cash awards under the Executive Performance Incentive Plan for the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Executive Vice President. The Bonus Plan is designed so that individuals can earn the target amount only if pre-determined performance goals are attained and can earn well above the target amount when individual and Company performance are also at comparably high levels. With respect to the Executive Performance Incentive Plan, the Compensation Committee, in its sole discretion, can reduce the final bonus amount that is paid to an individual pursuant to the terms of the plan. Target award opportunities for the executive officers of the Company for 2005 ranged from 40% to 100% of their respective base salary levels. For 2005, actual awards for executive officers ranged from 33% to 84% of base salary.

          Long-Term Incentives. The Compensation Committee believes that the interests of executive officers should be aligned with the interests of stockholders through the use of equity-based compensation. Accordingly, the Compensation Committee has made periodic grants of nonqualified options and issued restricted stock to executive officers in order to reflect competitive practices, promote management retention and align management’s interest with the long-term interests of the Company’s stockholders. In 2005, the Compensation Committee approved the grant to each of the Named Executive Officers of options to purchase shares of Common Stock that were exercisable at $42.60 per share, the fair market value of Common Stock on the date of grant. In addition, the Compensation Committee approved an annual grant of restricted stock awards to each of the Named Executive Officers and a one-time, special grant of restricted stock awards to each of the Named Executive Officers in recognition of significant contributions to the completion of the business combination with Province. The total equity granted for fiscal 2005 to the Named Executive Officers is set forth in the table below. Details of the restricted stock awards and option grants can be found under “Executive Compensation.”

	Annual Restricted	Special Restricted	Stock Options
Name	Stock Award	Stock Award	Granted
Kenneth C. Donahey	40,000	80,000	100,000
Michael J. Culotta	18,000	36,000	45,000
William F. Carpenter III	18,000	36,000	45,000
William M. Gracey	18,000	36,000	45,000
Joné L. Koford	10,000	20,000	20,000
Basis for Compensation of Executive Officers in 2005
          The Compensation Committee’s judgments regarding executive compensation in 2005 were based upon the Compensation Committee’s assessment of the executive officers’ leadership performance and their potential to enhance long-term stockholder value. The Compensation Committee relied upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. The Compensation Committee also considered the report provided by the Company Consultant with respect to competitive market data, as well as advice received from the Committee Consultant.
          Key factors that the Compensation Committee considered regarding executive compensation in 2005 included the recommendations of the Chief Executive Officer, the nature and scope of each executive officer’s responsibilities, his or her effectiveness in leading the Company’s initiatives to increase productivity and growth and his or her success in creating a culture of integrity and compliance with applicable law and the Company’s ethics policies. Bonus payments made to the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Executive Vice President pursuant to the Executive Performance Incentive Plan were based on actual achievement of targeted goals and performance criteria. Bonus payments made to senior officers pursuant to the Bonus Plan were based on specific performance measures including constituency satisfaction, financial performance of the Company and other objective goals identified by executive management. In 2005, senior officers’ bonus payments were made in accordance with the objective criteria of the Bonus Plan. The Compensation Committee did not use its discretion to award larger bonuses based on subjective criteria of the Bonus Plan. While the maximum amount payable under the Executive Performance Incentive Plan would have been higher, the Compensation Committee determined to reduce such payments in its discretion pursuant to the terms of the Executive Performance Incentive Plan. The Compensation Committee undertakes such an analysis each year with respect to the Bonus Plan and the Executive Performance Incentive Plan.
Chief Executive Officer Compensation in 2005
          The compensation program for the Chief Executive Officer falls under the general compensation strategy, framework and guidelines established for all executive officers of the Company, with specific compensation levels and award opportunities established by the Compensation Committee and approved by the Board of Directors.
          As Chairman, Chief Executive Officer and President of the Company, Mr. Donahey’s base annual salary was $675,000, effective February 2004 through February 2005, and was set at $775,000, effective March 2005. In addition, Mr. Donahey received a grant of options to purchase 100,000 shares of Common Stock at an exercise price equal to $42.60, the fair market value on the date of grant, and an annual bonus payment of $647,125, which was paid in 2006. Mr. Donahey also received a special bonus payment of $337,500 in 2005 in recognition of his significant contributions to the business combination with Province. In addition, Mr. Donahey received an annual restricted stock award for 40,000 shares of Common Stock and a special restricted stock award for 80,000 shares of Common Stock. Details of the option grant and restricted stock awards can be found under “Executive Compensation.”
          The Compensation Committee evaluated the performance of the Chief Executive Officer based on the Company’s achievement of its financial and non-financial objectives. Some of the financial factors that the Compensation Committee considered include stock price performance, operating profit and earnings per share growth, revenue growth and cash flow. Some of the non-financial factors that the Compensation Committee considered include developing a strong senior management team, assembling strong talent in core jobs within the Company and developing, monitoring, updating and implementing long-term business strategies. The Compensation Committee did not assign relative weights or rankings to these factors but made a subjective determination based upon a consideration of all such factors. The bonus paid to the Chief Executive Officer for 2005 was based on an award made under the Executive Performance Incentive Plan. This award included targeted levels of net revenue and pre-tax income (expressed as “EBITDA”), with payment limited to the level of achievement of these financial factors. After calculating the amount available to be paid pursuant to the award’s financial formula, the Compensation Committee exercised its rights under the award to reduce the final bonus amount that was actually paid. The Compensation Committee believes that Mr. Donahey’s total compensation for 2005 properly reflects the Company’s performance as measured against all appropriate factors.
Tax Deductibility of Executive Compensation
          Section 162(m) of the Code generally limits the corporate tax deduction available to public companies for compensation in excess of $1 million that is paid to a Named Executive Officer. However, compensation that is paid under a “performance-based compensation” plan, as defined in Section 162(m) of the Code, is fully deductible without regard to this limit. Section 162(m) also permits full deductibility for certain pension contributions and other payments. The Compensation Committee considers the impact of Section 162(m) in establishing and administering the Company’s compensation policies and plans, and endeavors, when possible, to design compensation programs that are within an exception to the Section 162(m) limits on deductibility.
          The Company’s executive compensation strategy is intended to be cost- and tax-effective. The Company has taken appropriate actions with respect to certain of its compensation plans in order to qualify for the performance-based compensation exception to Section 162(m). These actions include maintaining the Incentive Plan in a manner to qualify certain equity awards as performance-based compensation and maintaining the Executive Performance Incentive Plan to provide performance-based annual bonus compensation. Except for compensation earned on the vesting of restricted stock awards that occurred on April 15, 2005, as explained in footnote 4 to the Summary Compensation Table in this Proxy Statement, all compensation that the Named Executive Officers earned in 2005 under current compensation programs will be fully deductible. During 2005, the Section 162(m) limits on deductibility would have been applicable to the cash bonus payment to Messrs. Donahey, Culotta, Gracey and Carpenter and Ms. Koford, all of whom were covered by the Executive Performance Incentive Plan.

COMPENSATION COMMITTEE

Richard H. Evans, Chair
DeWitt Ezell, Jr.
Michael P. Haley (1)
Ricki Tigert Helfer
William V. Lapham
John E. Maupin, Jr., D.D.S.
Owen G. Shell, Jr.
Dated: March 24, 2006

(1)	Mr. Haley joined the Compensation Committee effective April 15, 2005.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT
          The Corporate Governance and Nominating Committee of the Board of Directors consists entirely of directors who are independent as determined by the Board of Directors and meet Nasdaq’s independence and experience requirements. The Corporate Governance and Nominating Committee reviews and reassesses the adequacy of the Charter on an annual basis. On September 19, 2005, the Corporate Governance and Nominating Committee adopted, and the Board of Directors approved, amendments to the Corporate Governance and Nominating Committee Charter, which outlines the practices followed by the Corporate Governance and Nominating Committee. The Charter of the Corporate Governance and Nominating Committee is available on the “Corporate Governance” section of the Company’s website, www.lifepointhospitals2.com. William F. Carpenter III, the Company’s General Counsel, serves as the Company’s Corporate Governance Officer.
          Since its formation, the Company has been committed to building long-term stockholder value. The Company believes that sound corporate governance practices contribute to stockholder value. The Company’s directors have been, and continue to be, interested in establishing and maintaining a culture of proper governance. For example, Mr. Donahey is the only inside director and each of the committees of the Board of Directors is composed exclusively of independent directors. Directors have also been compensated with equity securities to align their interests with those of the Company’s stockholders.
          The Company’s Corporate Governance and Nominating Committee is charged with, among other things:
•	Identifying persons qualified to become members of the Board of Directors and recommending to the Board of Directors proposed nominees for Board membership;

•	Evaluating the performance of existing directors before recommending to the Board of Directors nominations for additional terms as directors;

•	Reviewing any candidates recommended by stockholders in accordance with the By-laws and providing a process for receipt and consideration of any such recommendations;

•	Recommending to the Board of Directors the directors to serve on each standing committee of the Board of Directors and periodically reviewing the structure and respective functions of the committees;

•	Annually reviewing the composition of the Board of Directors to ensure that a majority of the members are independent in accordance with the Nasdaq Marketplace Rules;

•	Ensuring that succession planning takes place for the position of Chief Executive Officer and other senior management positions;

•	Leading the Board of Directors in its annual review of the performance of the Board, its committees and its directors;

•	Annually evaluating the Company’s Corporate Governance Standards which set forth the key practices of the Corporate Governance and Nominating Committee and the Board of Directors; and

•	Identifying a person qualified to be the Company’s Corporate Governance Officer and recommending to the Board of Directors the appointment of such person as an officer of the Company.
          Pursuant to the authority granted in its Charter, the Corporate Governance and Nominating Committee continually monitors the best practices of corporate governance of public companies and those that develop in the Company’s industry. Certain of these best practices, together with the strong standards already established by the Company, were adopted by the Corporate Governance and Nominating Committee as the Company’s Corporate Governance Standards. The Corporate Governance and Nominating Committee, as well as the Board of Directors, reviews these standards at least annually. On February 23, 2006, the Corporate Governance and Nominating Committee recommended, and the Board of Directors approved, amendments to the Company’s Corporate

Governance Standards to reflect the appointment of a lead director, Owen G. Shell, Jr., who will chair non-management executive sessions of the Board of Directors and serve as a liaison for communication between the Chairman and independent members of the Board of Directors and to limit the number of boards of other public companies on which a director who also serves as a senior officer of a company, or in an equivalent position, may serve to two boards, in addition to the Company’s Board. The Company’s Corporate Governance Standards, as amended, are available on the “Corporate Governance” section of the Company’s website, www.lifepointhospitals2.com.
          During the past year, the Corporate Governance and Nominating Committee reviewed, with the Corporate Governance Officer and outside counsel, many governance issues including director independence; the size of the Board; limits on Board service; the practice of all independent directors serving on all committees; rotation of committee chairs; the need for a separate Chairman of the Board who is different from the Chief Executive Officer or, alternatively, a lead director of the Board; the Company’s staggered Board terms; succession issues; Board and management stock ownership guidelines; poison pills; and potential Board liability issues. After thorough consideration, the Corporate Governance and Nominating Committee determined that a lead director should be named and adjustments to the limits on Board service as set forth above should be made and otherwise determined generally that, at this time, the Company’s Corporate Governance Standards and the Charter of the Corporate Governance and Nominating Committee are sufficient to protect and enhance stockholder value.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Ricki Tigert Helfer, Chair
Richard H. Evans
DeWitt Ezell, Jr.
Michael P. Haley (1)
William V. Lapham
John E. Maupin, Jr., D.D.S.
Owen G. Shell, Jr.
Dated: March 24, 2006

(1)	Mr. Haley joined the Corporate Governance and Nominating Committee effective April 15, 2005.

COMPARATIVE PERFORMANCE
          The graph below compares the percentage change of cumulative total stockholder return on the Common Stock with (a) the performance of a broad equity market indicator, the Nasdaq Stock Market (United States) Index (the “Broad Index”) and (b) the performance of an industry index, the S&P Health Care Facilities (Hospital Management) Index (the “Industry Index”). The graph begins on December 31, 2000, and the comparison assumes the investment of $100 on such date in each of the Common Stock, the Broad Index and the Industry Index and assumes the reinvestment of all dividends, if any. The table following the graph presents the corresponding data for December 31, 2000 and each subsequent fiscal year end.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among LifePoint Hospitals, Inc., the Nasdaq Stock Market (U.S.) Index,
and the S&P Health Care Facilities Index

	Cumulative Total Return
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
LifePoint Hospitals, Inc.	$100	$67.91	$59.71	$58.75	$69.47	$74.81
NASDAQ Stock Market (U.S.) Index	100	79.08	55.95	83.35	90.64	92.73
S&P Health Care Facilities Index	100	102.20	73.79	77.75	69.90	77.91
THE STOCK PRICE PERFORMANCE GRAPH AND FISCAL YEAR END SUMMARY ARE PURELY HISTORICAL INFORMATION AND SHOULD NOT BE RELIED UPON AS INDICATIVE OF FUTURE PRICE PERFORMANCE.

CERTAIN TRANSACTIONS
          There were no reportable relationships or transactions for any director or executive officer of the Company. None of the Company’s directors or executive officers had any reportable indebtedness to the Company or any of its subsidiaries during 2005.
GENERAL INFORMATION
Other Matters
          At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.
Incorporation by Reference
          To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report on Executive Compensation,” “Audit and Compliance Committee Report” and “Corporate Governance and Nominating Committee Report” (to the extent permitted by the rules of the SEC) and “Comparative Performance,” as well as the appendices to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.
Policy on Reporting of Concerns Regarding Accounting Matters
          The Audit and Compliance Committee has adopted a policy on the reporting of concerns regarding accounting or auditing matters. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of the Company’s people, including with respect to the Company’s accounting, internal accounting controls or auditing matters, may, in a confidential and anonymous manner, communicate that concern via a compliance hotline, (877) 508-5433, the Company’s designated external contact for these purposes. The hotline services are available 24 hours a day, seven days a week. Such complaints will be handled on an expedited basis and, under certain circumstances, will be communicated directly to the Chairman of the Audit and Compliance Committee.
Stockholder Nominations and Proposals
          The By-laws provide that nominations of persons for election as directors (other than persons nominated by or at the direction of the Board of Directors) and proposals of business to be transacted by the stockholders (other than proposals submitted by or at the direction of the Board of Directors) at an annual meeting of stockholders may be made by any stockholder of record who is entitled to vote and who provides proper notice. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder and the nominee or the proposal, as the case may be, and must be delivered to the Secretary of the Company at the Company’s principal executive offices not less than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. If, however, the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made.
          In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the By-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

          Nominations by stockholders of persons for election to the Board of Directors may be made at a special meeting of stockholders if the stockholder’s notice required by the By-laws is delivered not later than the close of business on the later of 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
          If a stockholder wishes to have a proposal considered for inclusion in the Company’s proxy materials for the next annual meeting of stockholders, the proposal must comply with the SEC’s proxy rules, be stated in writing and be received by the Company on or before the close of business on February 7, 2007. Any proposals should be mailed to the Company at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, Attention: Corporate Secretary.
Stockholder Communication with the Board of Directors
          Stockholders who wish to communicate with the Board of Directors (or specified individual directors), including the non-management directors as a group, may do so by addressing their correspondence to the appropriate member(s) of the Board of Directors, c/o the Corporate Secretary, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027. All written communications received in such manner from stockholders of the Company shall be forwarded to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication shall be forwarded to all members of the Board of Directors.
Important Notice Regarding Delivery of Stockholder Documents
          In December 2000, the SEC adopted rules permitting companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements sent to stockholders of record who have the same address by delivering a single annual report and proxy statement to that address. This practice, known as “householding,” is designed to reduce a company’s printing costs and postage fees.
          Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Only one copy of this Proxy Statement and the Company’s 2005 Annual Report to Stockholders may be delivered to multiple stockholders sharing the same address unless the broker has received contrary instructions from one or more of the stockholders. After a stockholder receives a notice from his or her broker that householding will be used for delivery of communications to such address, householding will continue until further notification or until the stockholder’s consent is revoked. However, if you reside at such an address and wish to receive a separate annual report and proxy statement in the future, you should notify your broker. Any stockholder who currently receives multiple copies of this Proxy Statement and the Company’s 2005 Annual Report to Stockholders at such an address may request householding in the future by contacting your broker. Stockholders who participate in householding will continue to receive separate proxy cards.

Available Information
          The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov. If you are a stockholder of the Company and would like to request any of the documents the Company has filed with the SEC, please request them in writing at 103 Powell Court, Suite 200 Brentwood, Tennessee 37027, Attention: Investor Relations. You can also obtain copies of these documents on the “Investor Information – SEC Filings” section of the Company’s website at www.lifepointhospitals2.com.

By Order of the Board of Directors,

/s/ William F. Carpenter III

William F. Carpenter III Secretary
Brentwood, Tennessee
Dated: April 5, 2006

Appendix A
CHARTER
OF THE
AUDIT AND COMPLIANCE COMMITTEE
OF THE BOARD OF DIRECTORS
ARTICLE I. PURPOSE
          The primary function of the Audit and Compliance Committee (the “Committee”) is to oversee the accounting, audit, financial reporting and compliance processes of LifePoint Hospitals, Inc. (the “Company”) and to assist the Board of Directors (the “Board”) of the Company in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s and its subsidiaries’ systems of internal controls regarding financial reporting, accounting, legal and corporate compliance; the Company’s compliance with appropriate policies and ethical standards; the Company’s compliance with the Corporate Integrity Agreement; and the Company’s internal and external audit processes. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s finance, accounting, legal and corporate policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:
•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system regarding finance, accounting, legal and corporate compliance, and from time to time report on these matters to the Board;

•	Select and appoint on behalf of the Company, oversee the work of and fix the compensation of a firm of independent auditors whose duties it shall be to audit the books and accounts of the Company for the fiscal year in which they are appointed, and who shall report directly to the Committee;

•	Review and appraise the independence and performance of, and the services provided and fees charged by, the Company’s independent auditors, including a review of, and the pre-approval of, any audit services, audit-related services and, where appropriate, any non-audit services proposed to be performed by the Company’s independent auditors, and from time to time report on these matters to the Board;

•	Serve as an independent and objective party to monitor the Company’s compliance with any Corporate Integrity Agreement to which the Company is a party;

•	Insure that procedures are in place for the receipt, retention and treatment of complaints received by the Company regarding accounting, financial reporting, internal controls, auditing, legal or compliance matters;

•	Insure that an open avenue exists for communication among the independent auditors, management, the internal auditing department and the Board and be responsible for and oversee resolution of disagreements that may arise between management and the independent auditors regarding financial reporting; and

•	Perform such other duties and responsibilities within the scope of the Committee’s purpose as may be delegated by the Board, from time to time.
          The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Article IV of this Audit and Compliance Committee Charter (“Charter”). The Committee is empowered to conduct any investigation appropriate to fulfilling its responsibilities contained in this Charter, and it shall have the authority to communicate directly with the independent auditors as well as any employee of the Company. The Committee shall have the authority to retain, at the Company’s expense, independent accounting, legal or other advisers or experts it deems necessary in the performance of its duties. The Committee shall determine and direct the Company to pay appropriate compensation to the independent auditors engaged by the Committee and to any independent advisers or experts retained by the Committee.
          The Committee is not responsible for preparing the financial statements, implementing or maintaining the effectiveness of internal controls or auditing the financial statements. Management of the Company has the responsibility for preparing the financial statements and implementing internal controls, and the independent auditors have the responsibility for auditing the financial statements. The Committee’s role is to review and monitor these processes.
ARTICLE II. COMPOSITION
          Each Committee member shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”). The Committee shall be comprised of no fewer than three directors, the exact number to be determined by the Board.
          Independence Requirements
          Except as provided below, each member of the Committee must be an independent director, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board or another committee of the Board, accept any consulting, advisory or other compensatory fee from the Company or be an affiliated person of the Company or any subsidiary of the Company. In addition, the independence of a Committee member is determined according to the Marketplace Rules of Nasdaq, as follows:
          An “Independent” director means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered Independent:
•	a director who is or has been employed by the Company or by any parent or subsidiary of the Company at any time during the past three years;

•	a director who accepted or who has a non-employee “Family Member” who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than (i) compensation for service on the Board or any committee of the Board, (ii) payments arising solely from investments in the Company’s securities, (iii) compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company, (iv) benefits under a tax-qualified retirement plan or non-discretionary compensation, or (v) loans permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home;

•	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;

•	a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services (other than those arising solely from investments in the Company’s securities or under non-discretionary charitable contribution matching programs) in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year, or $200,000, whichever is more;

•	a director who is, or has a Family Member who is, employed as an executive officer of another entity for which at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity;

•	a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years; or

•	any other director who does not qualify as “independent” as determined under the Marketplace Rules of Nasdaq.
          In addition, each member of the Committee must meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)) and must not have participated in the preparation of the financial statements of the Company at any time during the past three years.
          Financial Literacy Requirements
          Each member of the Committee must have a working familiarity with basic finance and accounting practices. This working familiarity with basic finance and accounting practices must be determined in accordance with the Marketplace Rules of Nasdaq, as follows:
          At a minimum, each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.
          The Company will certify to Nasdaq that it has, and will continue to have, at least one member of the Committee who is an “audit committee financial expert.” An “audit committee financial expert” means a person who has past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication and which results in the individual meeting the qualification of an “audit committee financial expert” as specified in rules and regulations established or approved by the Securities and Exchange Commission (the “SEC”) under the Sarbanes-Oxley Act of 2002.
          Election Procedure
          The members of the Committee shall be elected by the Board to serve until the Company’s next annual meeting or until their successors are duly elected and qualified. Unless a Chair of the Committee is designated by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.
ARTICLE III. MEETINGS
          The Committee will meet at least four times annually and more frequently if circumstances dictate. As part of its job to foster open communication, the Committee should meet regularly, but in no event less than at least annually, with management, the Senior Vice President of Audit and Compliance and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these persons believe should be discussed privately. In addition, the Committee shall communicate with the independent auditors and management quarterly to review the Company’s financial statements and significant findings consistent with Article IV.3 below. This communication with the independent auditors may be held in conjunction with the regular meetings of the Committee or otherwise. The Committee shall, prior to the Company’s public release of its earnings, hold quarterly meetings to review the Company’s quarterly financial results and quarterly earnings releases. These meetings can be in person, by teleconference or otherwise. A majority of the members shall constitute a quorum for the transaction of business.

ARTICLE IV. RESPONSIBILITIES AND DUTIES
          The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.
Documents/Reports Preparation and Review
1.	Review and reassess the adequacy of this Charter periodically, and at least annually, as conditions dictate. If the Committee determines that the Charter needs amendment, it will submit its proposals for amendments to the Board for approval.

2.	Review, prior to the filing of the Company’s Form 10-K, the annual audited financial statements of the Company. Review and resolve any disagreements among management and the independent auditors or the internal auditing department in connection with the preparation of the annual audited financial statements. This review should also include discussion with management and the independent auditors of significant issues regarding critical accounting policies, practices and judgments.

3.	Review and discuss with management the quarterly financial results of the Company. Discuss any significant changes to the Company’s accounting principles and any matters required to be communicated to the Committee by the independent auditors as required by Statement of Auditing Standards No. 61 (“SAS 61”). Review and resolve any disagreements among management and the independent auditors or the internal auditing department in connection with the preparation of the quarterly financial statements.

4.	Annually prepare, in conjunction with the Company’s legal counsel and Chief Financial Officer, a report of the Committee to stockholders as required by the SEC. This report must be included in the Company’s annual proxy statement. At a minimum, this report must include disclosure that the Committee performed or received the following:
•	Reviewed and discussed with management the Company’s annual audited financial statements and recommended to the Board that such audited financial statements be included in the Annual Report on Form 10-K for the preceding fiscal year for filing with the SEC;

•	Discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented; and

•	Received from the independent auditors the written disclosures and the letter from the independent auditors regarding the auditor’s independence as required by Independent Standards Board Statement No. 1 (“ISB 1”), as may be modified or supplemented, and has discussed with the independent auditors the auditors’ independence.
5.	In connection with each annual or quarterly report filed with the SEC, review and discuss with management and the independent auditors the maintenance and effectiveness of the Company’s internal controls relating to its ability to record, process, summarize and report financial data, keeping the Company’s critical accounting policies in mind. This review should include a discussion of any significant deficiencies in the design or operation of internal controls and any fraud, whether or not material, that includes management or other employees who have a significant role in the Company’s internal controls. On an annual basis, the Committee shall obtain a written report from management that describes management’s own assessment of the effectiveness of the Company’s internal control over financial reporting along with the independent auditors attestation report on management’s assessment.

6.	Cooperate with management, the Board and the Company’s legal counsel to certify to Nasdaq that the Committee has adopted a written charter, that the Committee complies with Nasdaq’s structure and membership requirements, and that the Committee has performed its annual review and reassessment of the adequacy of the Charter.
Independent Auditors
7.	Select and engage on behalf of the Company, fix the compensation of, and report to the Board annually as to the selection of the Company’s independent auditors, who are ultimately accountable to the Committee.

The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, dismiss and replace the independent auditors.

8.	Consider the independence and effectiveness of the independent auditors, and approve the fees to be paid to the independent auditors. In connection with considering the independence of the independent auditors, the Committee shall (i) request detail on any matters that may affect the auditors’ independence as well as the role and status of any individual at the audit firm whose independence may be in question, and (ii) inquire whether the independent auditors have reasonable quality control procedures to ensure compliance by them with all independence requirements.

9.	On an annual basis, ensure the receipt of, and review and discuss with the independent auditors all significant relationships included in, the report of the independent auditors to the Committee, as required under ISB 1, that the auditors have with the Company to determine if these relationships may impair the independent auditors’ independence. In response to the report of the independent auditors to the Committee required under ISB 1, the Committee will review the independence and performance of the independent auditors.

10.	Consider whether the proposed provision of any non-audit services by the independent auditors (those services not related to the audit of the annual financial statements or the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q for such year) is compatible with maintaining the auditors’ independence. If the Committee determines that such proposed non-audit services are compatible with the independent auditor’s independence, it may approve the provision of such services, subject to restrictions under applicable law or Nasdaq rules.

11.	Pre-approve all audit, audit-related and non-audit services to be performed for the Company by the independent auditors. In performing this function, the Committee shall consult with management prior to the Company’s engagement of the independent auditors for such services. The Committee may delegate its authority to pre-approve audit, audit-related and non-audit services to the Chair of the Committee, provided that the pre-approval decisions of the Chair are subsequently presented to the Committee at the next Committee meeting.

12.	Regularly consult with the independent auditors out of the presence of management about internal controls, the completeness and accuracy of the Company’s financial statements, and other appropriate matters.

13.	Prior to the filing of the Company’s Form 10-K, discuss certain matters with the independent auditors required to be communicated by the independent auditors to the Committee in accordance with SAS 61, as well as the results of the audit.

14.	Discuss with management and the independent and internal auditors the Company’s major financial risk exposure and the steps management and the independent and internal auditors have taken to monitor and control such exposure, including the Company’s risk assessment and risk management policies.

15.	Ensure that the independent auditors either (i) have received an external quality control review by an independent public accountant (“peer review”) that determines whether the auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (ii) are enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines.

16.	Review any public reports available from the Public Company Accounting Oversight Board (PCAOB) with respect to the Company’s independent registered public accounting firm.

Financial Reporting Process
17.	In consultation with the independent auditors and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

18.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

19.	Consider any significant changes to the Company’s accounting principles and practices as recommended by the independent auditors, management or the internal auditing department. Review any required disclosure to the Company’s financial statements of significant changes in accounting principles and practices.

20.	Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company’s financial statements.

21.	Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.

22.	Inquire as to the independent auditors’ views about whether management’s choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

23.	Discuss with management and the independent auditors the effect of off-balance sheet structures, if any such arrangements exist, on the Company’s financial statements.

24.	Review and discuss with management prior to release, the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP financial information, as well as financial information and earnings guidance provided to analysts and rating agencies.

25.	Review and discuss with management any audit opinion including reports on management’s assessment of internal controls over the financial reporting processes provided by the independent auditors. If any such audit opinion contains a qualification, advise management to make a public announcement, as appropriate, disclosing the receipt of such qualification not later than seven calendar days following the filing of such audit opinion in a filing with the SEC and, prior to such announcement, provide the text of such announcement to the StockWatch section of Nasdaq’s MarketWatch Department.
Process Improvement
26.	Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditing department any significant difficulties encountered during the course of the audit if raised by the independent auditors, management or the internal auditing department, including any restrictions on the scope of work or access to required information.

27.	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)
Corporate and Legal Compliance
28.	At least annually, meet with the Senior Vice President of Audit and Compliance with oversight of the Company’s ethics, compliance and corporate responsibility programs, for a report on the Company’s ethics and compliance programs, including a review of any significant issues that may affect the financial reporting process and internal control system of the Company.

29.	Review management’s monitoring of the Company’s compliance with any Corporate Integrity Agreement to which the Company is a party.

30.	Review, assess and make recommendations, if deemed necessary, regarding legal and regulatory issues that may have a material impact on the Company’s financial statements, policies, and reporting requirements.

31.	Review all reports concerning any fraud or significant regulatory noncompliance that occurs at the Company. This review should include at a minimum consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future and the impact on previously issued financial statements and reports filed with governmental authorities.

32.	Review, assess and make recommendations, if deemed necessary, regarding management’s compliance with applicable legal and regulatory requirements or findings and with the policies and decisions of the Board.

33.	Review, with the Company’s legal counsel, legal compliance matters including corporate securities trading policies.

34.	Engage independent legal counsel and other advisors as the Committee determines necessary to carry out its duties.

35.	Meet separately with each of management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

36.	Cooperate with management, the Board and the Company’s legal counsel to ensure that the Charter is filed with the SEC at least every three years as an appendix to the Company’s proxy statement for its annual meeting of stockholders in accordance with SEC rules and regulations.

37.	Cooperate with management, the Board and the Company’s legal counsel to ensure that the Company discloses in its proxy statement for its annual meeting of stockholders whether the Committee members are “Independent” as defined in Article II of this Charter, rules and regulations of the SEC and Nasdaq listing standards, and disclose certain information regarding any director of the Committee who is not “Independent.”

38.	Review, with the Company’s legal counsel, as necessary, any legal matter that could have a significant impact on the Company’s financial statements, financial reporting process, and internal control systems, including the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

39.	Perform any other activities consistent with this Charter, the Company’s Bylaws and Delaware General Corporation Law, as the Committee or the Board deems necessary or appropriate.

40.	Receive reports from the Senior Vice President of Audit and Compliance in charge of the Company’s internal audit department and review the internal audit plan at least annually.

41.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

42.	Annually review the Committee’s own performance. The Committee, however, shall not be required to review its own performance for any year in which the entire Board or an appropriate Board committee has conducted a review of the Committee’s performance for that year.

43.	Review financial and accounting personnel succession planning within the Company.

44.	Review all related-party transactions for potential conflicts of interest on an ongoing basis, which must be approved by the Committee or another independent body of the Board. In connection with each annual or quarterly report filed with the SEC, review with management any disclosure relating to directors’ and officers’ related party transactions and potential conflicts of interest. Annually review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites.

45.	Insure that procedures are in place for the receipt, retention and treatment of complaints received by the Company regarding accounting, financial reporting, internal controls or auditing matters. Such procedures shall include measures to provide for the confidential and anonymous submission of concerns by Company employees regarding questionable accounting, financial reporting, or auditing matters.

46.	Ensure that the Company’s Code of Ethics for Senior Financial Officers and Chief Executive Officer (“Code of Ethics”) applies to the Company’s Chief Executive Officer and Chief Financial Officer, complies with the definition of a “code of ethics” as set out in the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder, is publicly available and provides for an appropriate enforcement mechanism.

47.	Annually review the Company’s Code of Ethics applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and recommend to the Board, as appropriate, any proposed changes to the requirements therein.

48.	Recommend to the Board for its consideration and approval or disapproval any request for a waiver of the Code of Ethics and appropriate disclosure as required by law or regulation of an applicable securities exchange automated quotation system.

LIFEPOINT HOSPITALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 8, 2006
          The undersigned hereby authorizes and appoints William F. Carpenter III and Michael J. Culotta, or either of them, with power of substitution, as proxies to vote all shares of common stock of LifePoint Hospitals, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, at 3:00 p.m. local time on May 8, 2006, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the Annual Meeting:

1.	☐	FOR the election of the nominees listed as Class I directors of the Company: Ricki Tigert Helfer, John E. Maupin, Jr. and Owen G. Shell, Jr. (except as marked to the contrary below).

	☐	WITHHOLD AUTHORITY to vote for all nominees listed: Ricki Tigert Helfer, John E. Maupin, Jr. and Owen G. Shell, Jr.

INSTRUCTION: To withhold authority to vote for an individual nominee, write his or her name in the space provided below:

2.	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2006.

	☐ FOR	☐ AGAINST	☐ ABSTAIN
          In their discretion, the proxies named above may vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.
THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE
          This Proxy is solicited on behalf of the Company’s Board of Directors.
          This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Annual Meeting. If no direction is made, this proxy will be voted (i) FOR the election of the nominees as Class I directors of the Company; and (ii) FOR ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2006.

Dated:	, 2006

Signature of stockholder

Signature if held jointly

Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
          PLEASE mark, sign, date and return the Proxy Card promptly using the enclosed envelope.